UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 17, 2026
FASTLY, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38897	27-5411834
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

475 Brannan Street, Suite 300
San Francisco, CA 94107
(Address of principal executive offices) (Zip code)
(844) 432-7859
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00002 par value	“FSLY”	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 17, 2026, Fastly, Inc. (the “Company”) entered into a Fourth Amendment to Credit Agreement (the “Fourth Amendment”) to its Credit Agreement dated as of February 16, 2021, among the Company, as borrower, the lenders from time to time party thereto, and Silicon Valley Bank, a division of First-Citizens Bank & Trust Company (the “Agent”), as administrative agent, issuing lender, and swingline lender (as amended, restated, supplemented, or modified prior to the Fourth Amendment, the “Credit Agreement” and as amended by the Fourth Amendment, the “Amended Credit Agreement”).

The Fourth Amendment amends the Credit Agreement to, among other things:

(i) increase the commitments under the Company’s senior secured revolving facility (the “Credit Facility”) from $60.0 million to $100.0 million;

(ii) extend the scheduled maturity date of the Credit Facility to the earliest of (a) August 17, 2029 (the “Scheduled Revolving Termination Date”); provided that the Scheduled Revolving Termination Date may be extended for one year at the Company’s election, so long as Net Liquidity (defined as the sum of available amounts to be drawn under the Credit Facility plus the aggregate amount of cash and cash equivalents held by the Company in deposit accounts or securities accounts subject to a first priority perfected lien of the Agent) as of the date that is 90 days prior to the Scheduled Revolving Termination Date is greater than or equal to $200.0 million, (b) so long as any of the Company’s 7.75% convertible senior notes due 2028 (the “2028 Notes”) are outstanding, the date that is 91 days prior to the stated maturity date of the 2028 Notes (the “Initial Springing Maturity Test Date”), unless Net Liquidity as of such Initial Springing Maturity Test Date is greater than or equal to $200.0 million (or, if less than $50.0 million of the 2028 Notes remain outstanding on the Initial Springing Maturity Test Date, $120.0 million), and (c) so long as any of the 2028 Notes are outstanding, any date after the Initial Springing Maturity Test Date if Net Liquidity is less than $200.0 million (or, if less than $50.0 million of the 2028 Notes remain outstanding on such date, $120.0 million);

(iii) decrease the interest rates for borrowings under the Credit Facility by 0.25%, so that such borrowings bear interest, at the Company’s election, at a per annum rate based on SOFR plus 1.75% or base rate plus 0.75%; and

(iv) adjust the commitment fee rate from 0.25% per annum to a quarterly commitment fee equal to, if the average daily outstanding balance of all loans and letters of credit is less than or equal to $50.0 million, 0.25% per annum on the unused portion of the revolving commitments, or, if the average daily outstanding balance of all loans and letters of credit is greater than $50.0 million, 0.20% per annum on the unused portion of the revolving commitments.

This summary of the Fourth Amendment is qualified in its entirety by reference to the full text of the Fourth Amendment, which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ending September 30, 2026.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

To the extent required, the information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FASTLY, INC.

Dated:	August 17, 2026	By:	/s/ Richard Wong
Richard Wong
Chief Financial Officer